SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 16, 2001

                            CHELL GROUP CORPORATION.
        .................................................................
             (Exact name of registrant as specified in its charter)

       NEW YORK                    005-524525                  112805051
 ................................................................................
(State or other jurisdiction      (Commission               (IRS Employer
      of incorporation)           File Number)            Identification No.)

                14 METEOR DRIVE, TORONTO, ONTARIO CANADA, M9W 1A4
 ................................................................................
               (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code................. 416 675-6666

    .........................................................................
         (Former name or former address, if changed since last report.)

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Item 5. Other Events

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      Chell Group Corporation (the "Registrant") has borrowed the principal amount of $1,500,000, which is evidenced by a Promissory Note (the "Note") made on January 16, 2001 payable to Mr. Naveen Chanana together with interest at a rate of 2% per month. The Note is due on April 15, 2001 and may be prepaid without penalty or premium. The repayment of the Note is secured by a Share Pledge Agreement, executed simultaneously with the Note, pursuant to which Chell.com Ltd., which is wholly owned by the Registrant's President and CEO, pledged 500,000 shares of Common Stock of Chell.com Ltd. The shares will be held in escrow, with Morrison Brown Sosnovitch LLP acting as escrow agent.

      Pursuant to the Note the Registrant will issue to Mr. Chanana 22,500 shares of its Common Stock. The Registrant will also issue 22,500 shares of its Common Stock to iCapital Corporation as compensation for introducing the Registrant to Mr. Chanana. The Registrant has agreed to file a Registration Statement with the Securities and Exchange Commission on or prior to February 15, 2001 which will include the shares which will be issued to Mr. Chanana and iCapital Corporation.

Item 7. Exhibits

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      (c) Set forth below is a list of the Exhibits applicable to this Current
Report on Form 8-K, numbered in accordance with Item 601 of Regulation S-K.

10.1 Promissory Note made on January 16, 2001 by and between Chell Group Corporation and Naveen Chanana.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Chell Group Corporation

                                                 a New York Corporation


Date: February 5, 2001                     By: /s/ Cameron Chell
                                               ---------------------------------
                                                 Cameron Chell, President & CEO

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                                  EXHIBIT INDEX

Exhibit
Number                     Description of Exhibit                     Location
------                     ----------------------                     ----------

10.1                       Promissory Note made on January 16, 2001   Exhibit A
                           by and between Chell Group Corporation
                           and  Naveen Chanana.